UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2023

Newmark Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38329	81-4467492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Park Avenue, New York, NY 10017
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 372-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	NMRK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

Newmark Group, Inc. (“Newmark” or the “Company”) entered into a Delayed Draw Term Loan Credit Agreement, dated as of August 10, 2023 (the “Credit Agreement”), by and among the Company, the several financial institutions from time to time party thereto, as Lenders, and Bank of America, N.A., as Administrative Agent, pursuant to which the Lenders have committed to provide to the Company a senior unsecured Delayed Draw Term Loan in an aggregate principal amount of $420 million, which may be increased, subject to certain terms and conditions, to up to $550 million (the “Delayed Draw Term Loan”). The proceeds of the Delayed Draw Term Loan shall be used to repay the principal and interest related to all or a portion of the Company’s $550 million 6.125% Senior Notes due November 15, 2023 issued under and pursuant to that certain First Supplemental Indenture, dated as of November 6, 2018, between the Company and Regions Bank, as trustee. The Delayed Draw Term Loan will mature on the earlier of November 15, 2026 and three years from the initial funding date.

As set forth in the Credit Agreement, the Delayed Draw Term Loan will bear interest at a per annum rate equal to, at the Company’s option, either (a) Term SOFR for interest periods of one or three months (as selected by the Company) or upon the consent of all Lenders, such other period that is 12 months or less (in each case, subject to availability), as selected by the Company, plus an applicable margin or (b) a base rate equal to the greatest of (i) the federal funds rate plus 0.50%, (ii) the prime rate as established by the Administrative Agent, and (iii) Term SOFR plus 1.00%, in each case plus an applicable margin. The Company has not borrowed under the Credit Agreement. Upon funding, the applicable margin is expected to initially be 2.625% with respect to Term SOFR borrowings in (a) above and 1.625% with respect to base rate borrowings in (b) above. Depending on the Company’s credit ratings, the applicable margin will range, with respect to (x) Term SOFR borrowings, from 2.125% to 3.375% through and including August 10, 2024, and 2.5% to 3.875% thereafter; and (y) base rate borrowings, from 1.125% to 2.375% through and including August 10, 2024, and 1.5% to 2.875% thereafter.

The Credit Agreement contains financial covenants with respect to minimum interest coverage and maximum leverage ratio. The Credit Agreement also contains certain other customary affirmative and negative covenants and events of default. The covenants in the Credit Agreement are consistent with those within the Company’s existing $600 million senior unsecured committed revolving credit facility, which matures on March 10, 2025 and remains available to the Company.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On August 15, 2023, the Company issued a press release announcing the Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Discussion of Forward-Looking Statements about Newmark

Statements in this document and the attached press release regarding Newmark that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about the Company’s business, results, financial position, liquidity and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, Newmark undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see Newmark’s Securities and Exchange Commission filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit index set forth below is incorporated by reference in response to this Item 9.01.

EXHIBIT INDEX

Exhibit Number	Description

10.1.	Delayed Draw Term Loan Agreement, dated as of August 10, 2023, by and among Newmark Group, Inc., as the Borrower, certain subsidiaries of the Borrower, as Guarantors, the several financial institutions from time to time as parties thereto, as Lenders, and Bank of America, N.A., as Administrative Agent*

99.1.	Newmark Group, Inc. Press Release, dated August 15, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K promulgated by the SEC. Newmark Group, Inc. agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Newmark Group, Inc.

Date: August 15, 2023	By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chairman

[Signature Page to Form 8-K, dated August 15, 2023, regarding Newmark Group, Inc.’s Delayed Draw Term Loan Agreement]